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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 18, 2000

CERIDIAN CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-1969	52-0278528
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3311 East Old Shakopee Road, Minneapolis, Minnesota 55425
(Address of principal executive offices)    (Zip code)

Registrant's telephone number, including area code: (952) 853-8100

Item 5.  Other Events.

    On July 18, 2000, we issued a press release reporting our second quarter 2000 earnings results and a proposed reverse spin-off of our human resources and transportation information businesses, which accounted for approximately 84.0% of our revenues and 72.2% of our operating income in 1999, to our stockholders. A copy of the press release is attached hereto as Exhibit 99.1, and incorporated herein by reference. We currently anticipate that the reverse spin-off would occur around year-end. After the proposed reverse spin-off, the only remaining business will be our media information business. The proposed reverse spin-off is contingent upon a number of events, including the receipt of a favorable private letter ruling from the Internal Revenue Service regarding the tax free nature of the reverse spin-off.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

  c.  Exhibits

99.1	Ceridian Corporation News Release dated July 18, 2000.

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SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERIDIAN CORPORATION
/s/ GARY M. NELSON Gary M. Nelson Vice President, General Counsel and Secretary

Dated: July 18, 2000

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INDEX TO EXHIBITS

Exhibit No.	Item	Method of Filing
99.1	Ceridian Corporation News Release dated July 18, 2000.	Filed electronically

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  Item 5. Other Events.
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES
INDEX TO EXHIBITS